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Exhibit 21.1

SIGNIFICANT SUBSIDIARIES

Organized Under the Laws of
Agilent Technologies Australia Pty. Ltd.	Australia
Agilent Technologies Coordination Center S.C./C.V.	Belgium
Agilent Technologies Canada Inc.	Canada
Agilent Technologies (Cayco) Limited	Cayman Islands
Agilent Technologies Cayman Islands, Inc.	Cayman Islands
Agilent Technologies (Shanghai) Company Limited	China
Agilent Technologies Software Company Limited	China
Agilent Technologies (Chengdu) Company Limited	China
Agilent Technologies Company Limited	China
Agilent Technologies World Trade, Inc.	Delaware
Agilent Technologies Research Corporation	Delaware
Agilent Technologies Deutschland GmbH	Germany
Agilent Technologies Deutschland Holding GmbH	Germany
Agilent Technologies Deutschland GmbH & Co., Immobilien KG	Germany
Agilent Technologies Deutschland Alpha GmbH	Germany
Agilent Technologies Sales & Services GmbH & Co. KG	Germany
Agilent Technologies (International) Private Limited	India
Agilent Technologies India Pvt. Ltd.	India
Agilent Technologies Ireland Limited	Ireland
MV Technology Limited	Ireland
MV Research Limited	Ireland
Agilent Technologies Israel Ltd.	Israel
Agilent Technologies Italia S.p.A.	Italy
Agilent Technologies Japan, Ltd.	Japan
Agilent Technologies International Japan, Ltd.	Japan
Agilent Technologies (Luxco) S.a.r.l.	Luxembourg
Agilent Technologies (Malaysia) Sdn. Bhd.	Malaysia
Agilent Technologies Mauritius Limited	Mauritius
Agilent Technologies Netherlands B.V.	Netherlands
Agilent Technologies Europe B.V.	Netherlands
Agilent Technologies Sanigi B.V.	Netherlands
Agilent Technologies Zeta C.V.	Netherlands
Agilent Technologies Singapore Pte Ltd	Singapore
Agilent Technologies Singapore (Holdings) Pte. Ltd.	Singapore
Agilent Technologies Singapore (Sales) Pte Ltd	Singapore
Agilent Technologies Sweden Holding AB	Sweden
Agilent Technologies Rhone Sarl	Switzerland
Agilent Technologies International Sàrl	Switzerland
Agilent Technologies Cervin Sàrl	Switzerland
Agilent Technologies Léman Sàrl	Switzerland
Agilent Technologies Taiwan Ltd.	Taiwan
Agilent Technologies U.K. Limited	United Kingdom
Agilent Technologies Ireland Finance Limited	United Kingdom

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  Exhibit 21.1